UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rowan Companies plc 2800 Post Oak Boulevard Suite 5450 Houston, Texas	77056-6189
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On December 6, 2016, Rowan Companies, Inc. (“Rowan Delaware”) and its parent company, Rowan Companies plc (“Rowan UK” and together with Rowan Delaware, the “Obligors”), entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters listed therein, relating to the issuance and sale in an underwritten public offering of $500 million aggregate principal amount of Rowan Delaware’s 7.375% Senior Notes due 2025 (the “Notes”) along with the related guarantees of the Notes on a full and unconditional basis by Rowan UK (the “Guarantees” and together with the Notes, the “Securities”). The offer and sale of the Securities were registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Obligors’ Registration Statement on Form S-3ASR (File Nos. 333-204157-01 and 333-204157), which became effective upon filing with the SEC on May 14, 2014. The material terms of the offering are described in the Prospectus Supplement dated December 6, 2016, which was filed by the Obligors with the SEC on December 7, 2016.

The underwriting agreement contains customary representations, warranties and agreements by the Obligors and the underwriters, and customary conditions to closing, indemnification obligations of the Obligors and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Some underwriters and their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to Rowan UK and its subsidiaries and affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In particular, certain underwriters are also acting as dealer managers with respect to the tender offers commenced by Rowan Delaware on December 5, 2016. Certain underwriters or their affiliates also own a portion of one or more series of the notes that are subject to the tender offers and accordingly may receive a portion of the proceeds from the offering if we use them to fund a portion of the tender offers.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of December 6, 2016 among Rowan Companies, Inc., Rowan Companies plc and the underwriters listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2016	Rowan Companies plc

	By:	/s/ Melanie M. Trent
Melanie M. Trent Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of December 6, 2016 among Rowan Companies, Inc., Rowan Companies plc and the underwriters listed therein.